EQUITY LIFESTYLE PROPERTIES, INC. ARTICLES OF AMENDMENT Equity LifeStyle Properties, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that: FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in its entirety Section 1 of Article V and inserting in lieu thereof a new Section 1 to read as follows: “SECTION 1. AUTHORIZED SHARES. The total number of shares of stock that the Corporation has authority to issue is 610,000,000 shares, of which 600,000,000 shares are shares of Common Stock, $.01 par value per share (“Common Stock”), and 10,000,000 shares are shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $6,100,000.00.” SECOND: The total number of shares of stock that the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 410,000,000 shares of stock, consisting of 400,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $4,100,000.00. THIRD: The total number of shares of stock that the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 610,000,000 shares of stock, consisting of 600,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $6,100,000.00. FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law is not changed by the foregoing amendment of the Charter. FIFTH: The foregoing amendment of the Charter has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law. SIXTH: These Articles of Amendment shall be effective on May 4, 2020. SEVENTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of its knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury. [SIGNATURE PAGE FOLLOWS]